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                                                                 EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-40457, 333-40459, 333-40461, 333-40333, 333-43622, 333-67440,
333-97181 and 333-97179) pertaining to the various stock issuance programs; and in the Registration Statements (Form S-3 Nos. 333-68202, 333-86440 and 333-108521) of Hypercom Corporation of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Hypercom Corporation in included in its Annual Report (Form 10-K) for the year ended December 31, 2003.


                                            /s/ Ernst & Young LLP

Phoenix, Arizona
March 12, 2004